As filed with the Securities and Exchange Commission on November 4, 2019

Registration No. 333–220331

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hasbro, Inc.

(Exact name of registrant as specified in its charter)

Rhode Island	05-0155090
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1027 Newport Avenue

Pawtucket, Rhode Island 02861

(401) 431-8697

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tarrant Sibley

Executive Vice President, Chief Legal Officer and Corporate Secretary

Hasbro, Inc.

1027 Newport Avenue

Pawtucket, Rhode Island 02861

(401) 431-8697

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Craig F. Arcella

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

(212) 474-1000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, par value $0.50 per share
Total

(1)

Pursuant to Form S-3 General Instructions II.E information is not required to be included. An indeterminate amount of the securities of the class identified is being registered as may from time to time be offered hereunder at indeterminate prices. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a “pay as you go” basis.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-220331) (the “Registration Statement”) of Hasbro, Inc. is being filed for the purposes of (i) registering, in addition to the indeterminate amount of debt securities previously registered on the Registration Statement and the 3,074,190 shares of common stock previously registered on the Post-Effective Amendment No. 1 to the Registration Statement for resale by a selling shareholder, an indeterminate amount of common stock, (ii) filing a prospectus relating to such common stock and (iii) filing additional exhibits to the Registration Statement. This Post-Effective Amendment No. 2 to the Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission (the “SEC”).

PROSPECTUS

Hasbro, Inc.

Common Stock

We may offer and sell from time to time, in one or more offerings, shares of our common stock, par value $0.50 per share (“common stock”). This prospectus describes the shares of common stock and the general manner in which we may offer them for sale. A prospectus supplement to this prospectus will describe the specific manner in which we will offer the shares of common stock and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any related prospectus supplement carefully before you invest in shares of our common stock. This prospectus may not be used to offer and sell shares of our common stock unless accompanied by a prospectus supplement describing the method and terms of the offering of shares of common stock.

We may sell shares of our common stock on an immediate, continuous or delayed basis directly, through underwriters, dealers or agents as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of our common stock. The names of any underwriters, dealers or agents will be included in a prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any shares of common stock, the applicable prospectus supplement will set forth any applicable commissions or discounts. In addition, the underwriters may overallot a portion of the common stock.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “HAS”.

Investing in our securities involves certain risks. Please read carefully the section titled “Risk Factors” beginning on page 1 of this prospectus.

Our executive offices are located at 1027 Newport Avenue, Pawtucket, Rhode Island 02861 and our telephone number is (401) 431-8697.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 4, 2019.

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus, any accompanying supplement to this prospectus or any applicable free writing prospectus. We do not take responsibility for any information or representation not contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or applicable free writing prospectus. This prospectus, any accompanying prospectus supplement and any applicable free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the shares of common stock to which they relate. Nor do this prospectus, any accompanying prospectus supplement and any applicable free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement, the documents incorporated herein and therein by reference, or any applicable free writing prospectus is correct on any date after their respective dates, even though this prospectus, any accompanying prospectus supplement or an applicable free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition and results of operations may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we may from time to time sell an indeterminate amount of shares of our common stock described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the common stock we may offer. Each time we sell common stock, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering, including the specific amounts and prices of the shares of common stock offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 1 of this prospectus. Generally, the term “prospectus” refers to this prospectus and any accompanying prospectus supplement together.

Unless the context otherwise indicates, references in this prospectus to the “Registrant,” the “Company,” “we,” “our” and “us” refer, collectively, to Hasbro, Inc., a Rhode Island corporation, and its subsidiaries. Capitalized names of brands and products are service marks, trademarks or trade names of Hasbro or other persons.

RISK FACTORS

Before you purchase shares of common stock offered pursuant to this prospectus, you should be aware of various risks, including but not limited to those discussed in the section of any accompanying prospectus supplement entitled “Risk Factors,” as well as those discussed in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 29, 2019, which are incorporated into this prospectus by reference and may be updated and modified periodically in our reports filed with the SEC and incorporated into this prospectus by reference. See “Where You Can Find More Information” for more information on these reports. You should carefully consider these risk factors together with all other information in this prospectus and any accompanying prospectus supplement before you decide to invest in shares of common stock. The risks and uncertainties described in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein are not the only ones facing us. If any of the risks facing us actually occurs, our business, results of operations and cash flows could suffer. In that case, the trading price of our securities could decline, and you could lose all or a part of your investment.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at https://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://hasbro.gcs-web.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus constitutes part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. For further information, you should refer to the Registration Statement and its exhibits.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus, any applicable prospectus supplement or any document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference in this prospectus. Likewise, any statement in this prospectus or any document that is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any applicable prospectus supplement or any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement.

This prospectus incorporates by reference the documents listed below:

•	our Annual Report on Form 10-K as of and for the fiscal year ended December 30, 2018;

•	our Quarterly Reports on Form 10-Q for the quarterly and year-to-date periods ended March 31, 2019, June 30, 2019 and September 29, 2019;

•	our Current Reports on Form 8-K filed on May 17, 2019, August 23, 2019, September 24, 2019 and November 4, 2019; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on December 20, 2010, and all amendments and reports filed for the purpose of updating that description.

We also are incorporating by reference all future documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering of the securities made hereby (other than information in and exhibits to such documents that are deemed not to be filed).

We make available free of charge on our corporate website at https://hasbro.gcs-web.com our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed pursuant to Section 13(a) of the Exchange Act as well as proxy materials we file with the SEC pursuant to Section 14 of the Exchange Act, as soon as reasonably practicable after we electronically file such material with the SEC. Our Corporate Code of Conduct, Standards for Directors Independence and Governance Principles are available free of charge on our corporate website at https://hasbro.gcs-web.com. Information on or accessible through our website is not part of, or incorporated by reference into, this prospectus, other than documents filed with the SEC that we incorporate by reference.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Hasbro, Inc.

1027 Newport Avenue

Pawtucket, Rhode Island 02861-1059

Attention: Investor Relations

(401) 431-8697

DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated herein by reference include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These “forward-looking statements” may relate to such matters as our business and marketing strategies, anticipated financial performance or business prospects in future periods, expected technological and product developments, the expected content of and timing for scheduled new product introductions or our expectations concerning the future acceptance of products by customers, the content and timing of planned entertainment releases including motion pictures, television and digital content, any proposed acquisitions, marketing and promotional efforts, research and development activities, liquidity, and similar matters. Forward-looking statements are inherently subject to risks and uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “looking forward,” “may,” “planned,” “potential,” “should,” “will” or “would” or any variations of words with similar meanings.

We note that a variety of factors could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed or anticipated herein and in other Company reports, SEC filings, statements and presentations. These forward-looking statements should, therefore, be considered in light of various important factors, including those factors described in more detail in our Annual Report on Form 10-K for the year ended December 30, 2018 and in any subsequent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K under Item 1A, “Risk Factors” as well as in any subsequent periodic or current reports filed with the SEC under the Exchange Act, that include “Risk Factors” or that discuss risks to us. See “Where You Can Find More Information” for more information on these reports. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

HASBRO, INC.

Hasbro is a global play and entertainment company committed to Creating the World’s Best Play and Entertainment Experiences. We strive to do this through deep consumer engagement and the application of consumer insights, the use of immersive storytelling to build brands, product innovation and the development of global business reach. We apply these principles to leverage our owned and controlled brands, including Franchise Brands BABY ALIVE, MAGIC: THE GATHERING, MONOPOLY, MY LITTLE PONY, NERF, PLAY-DOH and TRANSFORMERS, as well as the brands of our partners included in our partner brands portfolio. From toys and games to television, movies, digital gaming and other forms of digital entertainment and a comprehensive consumer products licensing program, Hasbro fulfills the fundamental need for play and connection for children and families around the world. Our entertainment labels, Allspark Pictures and Allspark Animation, create entertainment-driven brand storytelling across mediums, including television, film and more.

Each of these principles are executed globally in alignment with our strategic plan, the brand blueprint. At the center of this blueprint, we re-imagine, re-invent and re-ignite our owned and controlled brands and imagine, invent and ignite new brands, through product innovation, immersive entertainment offerings, including television and motion pictures, digital gaming and a broad range of consumer products. As the global consumer landscape, shopping behaviors and the retail environment continue to evolve, we continue to transform and reimagine our business strategy. This transformation includes changing many of the ways we organize across our brand blueprint, re-shaping us to become a better equipped and adaptive, digitally-driven organization, including investing in the development of an omni-channel retail presence.

Our principal executive offices are located at 1027 Newport Avenue, Pawtucket, Rhode Island 02861, and our telephone number is (401) 431-8697.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, repurchases of our common stock, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds. Pending any specific application, we may initially invest funds in high-quality, short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only and, therefore, is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our restated articles of incorporation, as amended, our amended and restated bylaws and applicable provisions of Rhode Island corporate law. You should read our articles of incorporation and bylaws, which are filed as exhibits to the Registration Statement of which this prospectus forms a part, for the provisions that are important to you.

Our authorized capital stock consists of 600,000,000 shares of common stock and 5,000,000 shares of preference stock. As of October 18, 2019, 126,253,142 shares of common stock were outstanding and no shares of preference stock were outstanding.

Common Stock

Voting Rights.

The holders of the common stock are entitled to voting rights for the election of directors and for other purposes, subject to any voting rights which may in the future be granted to subsequently created series of preference stock. Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by shareholders of the Company.

Dividend Rights.

The holders of outstanding shares of the common stock are entitled to receive dividends when and if declared by our Board of Directors out of any funds legally available.

Liquidation Rights.

Subject to the prior rights of creditors and the holders of any outstanding shares of preference stock, the holders of the common stock are entitled to share ratably in our remaining assets in the event of liquidation, dissolution or winding up of the Company.

Other Provisions.

The common stock is fully paid and is not liable to any calls or assessments and is not convertible into any other securities. There are no redemption or sinking fund provisions applicable to the common stock, and there are no preemptive rights held by holders of the common stock.

Transfer Agent and Registrar.

Computershare Trust Company, N.A. is transfer agent and registrar for the common stock.

Preference Stock

Our Board of Directors has the authority to issue up to 5,000,000 shares of preference stock in one or more series and to fix the serial designation of the series, the number of authorized shares of the series, dividend rates and terms, convertibility features, redemption rates and prices, liquidation preferences, voting rights and any other rights, limitations and qualifications applicable to each series of preference stock. The authorized shares of our preference stock are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our shareholders is not required for the issuance of shares of our preference stock, our Board of Directors may determine not to seek shareholder approval.

Provisions of Our Restated Articles of Incorporation and Amended and Restated Bylaws and Rhode Island Law That May Have Anti-Takeover Effects

The provisions of our restated articles of incorporation, amended and restated bylaws and Rhode Island Law summarized in the following paragraphs could have an impact on potential transactions involving a change in control of the Company or other extraordinary transaction. These provisions are intended to serve the best interests of the Company and its shareholders. They may, however, delay, defer or prevent a tender offer or other transaction that a shareholder might consider to be in his or her best interest.

Removal of Directors.

Our restated articles of incorporation and amended and restated bylaws provide that, except as required by law, a director may be removed only for cause by a vote of at least a majority in number of our entire Board of Directors or by a vote of at least a majority of the outstanding shares entitled to vote on the election of that director. If an Interested Person, as defined below, exists, our restated articles of incorporation and amended and restated bylaws provide that such removal must be approved by (1) at least a majority in number of our entire Board of Directors, including a majority of the Continuing Directors, as defined below, or (2) by the holders of at least 80% of the outstanding shares then entitled to vote on the election of that director, including the holders of a majority of the outstanding shares then entitled to vote on the election of that director that are not beneficially owned or controlled, directly or indirectly, by any Interested Person.

No Action By Written Consent.

Our restated articles of incorporation and amended and restated bylaws provide that any action required or permitted to be taken by our shareholders may be effected only at an annual or special meeting of shareholders, or by the unanimous written consent of shareholders.

Advance Notice Requirements.

Shareholders wishing to nominate persons for election to our Board of Directors at an annual meeting or to propose any business to be considered by our shareholders at an annual meeting must comply with certain advance notice and other requirements set forth in our amended and restated bylaws.

Proxy Access.

Our amended and restated bylaws permit an eligible shareholder or group of shareholders to include up to a specified number of director nominees in our proxy materials for an annual meeting of shareholders. To be eligible, the shareholder (or group of up to twenty shareholders) must have continuously owned for at least three years 3% or more of the total voting power of our outstanding shares of capital stock entitled to vote in the election of directors. The maximum number of shareholder nominees permitted under the proxy access provisions of our bylaws is the greater of (x) two or (y) 20% of the number of our directors in office as of the last day on which notice of a nomination may be delivered or, if such amount is not a whole number, the closest whole number below 20%.

Special Meetings.

Pursuant to the Rhode Island Business Corporation Act, a special meeting of shareholders may be called by the Board of Directors or by any other person authorized to do so in a Rhode Island corporation’s articles of incorporation or bylaws. Our amended and restated bylaws provide that special meetings of shareholders may only be called by the Chairman of our Board of Directors, any Vice Chairman thereof, any Chief Operating Officer, our President or our Board of Directors.

Amendments to the Articles of Incorporation and Bylaws.

Certain provisions of the restated articles of incorporation (such as those providing for approvals of extraordinary transactions when an Interested Person exists and those governing the calling of shareholder meetings and action by shareholder written consent) require a vote of 66 2/3% of our outstanding shares to be amended (80% of the outstanding shares if an Interested Person exists).

The amended and restated bylaws may be altered, amended or repealed, and new bylaws may be adopted, by the Board of Directors without shareholder approval. The shareholders of the Company may adopt, amend or repeal the bylaws upon the vote of at least 66 2/3% of the outstanding shares, provided that such vote must be approved by at least 80% of the outstanding shares if there is an Interested Person.

Business Combinations.

In order to approve a number of extraordinary corporate transactions, such as a merger, consolidation or sale of all or substantially all assets, with an Interested Person, as defined below, our restated articles of incorporation and amended and restated bylaws require:

•	an 80% vote of all outstanding shares entitled to vote, including a majority vote of all disinterested shareholders;

•	the approval of a majority of the entire Board of Directors, including the affirmative vote of a majority of the “Continuing Directors,” as defined in our restated articles of incorporation; and

•	the satisfaction of procedural requirements, which are intended to assure that shareholders are treated fairly under the circumstances.

“Interested Person,” as used above, means:

•

any person together with its “Affiliates” and “Associates,” as defined in the Exchange Act, and any person acting in concert therewith who is the beneficial owner, directly or indirectly, of 10% or more of the votes held by the holders of the securities generally entitled to vote for directors (the “Voting Stock”),

•	any Affiliate or Associate of an Interested Person, including without limitation, a Person acting in concert therewith,

•

any person that at any time within the two year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the votes held by the holders of shares of Voting Stock; or

•

an assignee of, or successor to, any shares of Voting Stock which were at any time within the two year period prior to the date in question beneficially owned by any Interested Person, if such assignment or succession occurred in a transaction or series of transactions not involving a public offering as defined by the Securities Act.

This definition of an Interested Person is subject to certain exceptions as contained within our restated articles of incorporation.

The 80% vote will not be required and, in accordance with the Rhode Island Business Corporation Act, only a majority vote of shareholders will generally be required if this type of a transaction is approved by a majority of the entire Board of Directors, including the affirmative vote of at least two-thirds of the Continuing Directors.

PLAN OF DISTRIBUTION

General

We may sell shares of our common stock:

•	to or through underwriting syndicates represented by managing underwriters;

•	to or through one or more underwriters without a syndicate;

•	through dealers or agents;

•	to investors directly in negotiated sales or in competitively bid transactions;

•	through a combination of any of these methods of sale;

•	in a subscription rights offering to our existing security holders; or

•	through a combination of any of the above methods of sale, or any other method permitted by law or described in the applicable prospectus supplement.

The distribution of the common stock may be effected from time to time in one or more transactions: at a fixed price, or prices, which may be changed from time to time; at market prices prevailing at the time of sale; at prices related to such prevailing market prices; or at negotiated prices.

Each prospectus supplement will describe the method of distribution of the common stock and any applicable restrictions. The prospectus supplement for each series of common stock we sell will describe, to the extent required, information with respect to that offering, including:

•	the name or names of the agent or any underwriters and the respective amounts underwritten;

•	the purchase price and the proceeds to us from that sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the securities may be listed; and

•	any material relationships with the underwriters.

Underwriters

If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the shares of common stock that we will offer. The shares of common stock subject to the underwriting agreement will be acquired by the underwriters for their own account and, unless otherwise set forth in any accompanying prospectus supplement, the obligations of the underwriters to purchase these shares will be subject to conditions and the underwriters will be obligated to purchase all of these shares if any are purchased. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these shares for whom they may act as agent. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

The shares of common stock subject to the underwriting agreement may be resold by the underwriters from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the common stock to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriters may purchase and sell the common stock in the open market.

These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Underwriters may sell the common stock to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we offer common stock in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting agreement, we may retain a dealer-manager to manage a subscription rights offering for us.

Any underwriters, dealers or agents involved in selling our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such underwriters, dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Agents

We may also sell shares of the common stock through agents designated by us from time to time. We will name any agent involved in the offer or sale of the shares and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a reasonable best efforts basis to solicit purchases for the period of its appointment, unless we state otherwise in the applicable prospectus supplement.

Direct Sales

We may sell any of the shares of common stock directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of the applicable shares and we will describe the terms of any sales of these shares in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in any accompanying prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase common stock from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Indemnification

We may indemnify underwriters, dealers, agents or remarketing firms who participate in the distribution of the shares of common stock against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these underwriters, dealers or agents may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses. This includes commercial banking and investment banking transactions.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, Tarrant Sibley, Executive Vice President, Chief Legal Officer and Corporate Secretary of the Company, will provide opinions regarding the authorization and validity of the shares of our common stock offered hereby. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The consolidated financial statements and schedule II of Hasbro, Inc. and its subsidiaries as of December 30, 2018 and December 31, 2017, and for each of the years in the three-year period ended December 30, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 30, 2018, have been incorporated by reference in this prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audited historical financial statements of Entertainment One Ltd. included in Exhibit 99.1 of Hasbro, Inc.’s Current Report on Form 8-K dated November 4, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s restatement of its financial statements as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

Hasbro, Inc.

Common Stock

PROSPECTUS

November 4, 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses payable by us in connection with the sale of the securities being registered hereby, other than underwriting discounts and commissions.

SEC registration fee (1)	$
Printing and engraving (2)
Accounting services (2)
Legal fees of registrant’s counsel (2)
Transfer agent’s, trustee’s and depositary’s fees and expenses (2)
Rating agency fees and expenses (2)
Miscellaneous (2)
Total	$

(1)	Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act.
(2)

These fees and expenses are based on the securities offered and the number of issuances and, accordingly, are not estimated at this time; they will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

The Registrant is incorporated in Rhode Island. Under Section 7-1.2-814 of the Rhode Island Business Corporation Act (“RIBCA”), a Rhode Island corporation has the power, under specified circumstances, to indemnify any individual made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was an officer or director if:

•	he or she conducted himself or herself in good faith,

•

he or she reasonably believed, in the case of conduct in his or her official capacity with the corporation, that his or her actions were in the corporation’s best interests, and in all other cases, that his or her conduct was at least not opposed to the corporation’s best interests,

•	in criminal proceedings, he or she had no reasonable cause to believe that his or her conduct was unlawful, or

•	he or she engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

The foregoing statement is subject to the detailed provisions of 7-1.2-814 of the RIBCA.

Article X of the amended and restated bylaws of the Registrant provides that the Registrant shall indemnify its directors and officers to the full extent permitted by Section 7-1.2-814 of the RIBCA, as the same may be amended from time to time.

Section 7-1.2-202 of the RIBCA provides that articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director provided that the provision shall not eliminate or limit the liability of a director:

•	for any breach of the director’s duty of loyalty to the corporation or its shareholders,

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	under Section 7-1.2-811 of the RIBCA, which relates to liability for unauthorized acquisitions or redemptions of, or dividends or distributions on, capital stock, or

•

for any transaction from which the director derived an improper personal benefit, unless said transaction is permitted by Section 7-1.2-807 of the RIBCA, which relates to director conflicts of interest.

No provision eliminating or limiting the personal liability of a director will be effective with respect to causes of action arising prior to the inclusion of the provision in the articles of incorporation of the corporation.

Article Thirteenth of the Registrant’s restated articles of incorporation contains such a provision.

Section 7-1.2-814(i) of the RIBCA empowers a Rhode Island corporation to purchase and maintain insurance on behalf of any individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan, against any liability asserted against him or her and incurred by him or her in any corporate capacity or arising out of his or her status as a director, officer, employee, or agent of the corporation, whether or not the corporation would have the power to indemnify him or her against the liability under the provisions of such section. The Registrant has a directors and officers liability insurance policy.

The Registrant has entered into an indemnification agreement with each of its directors, whereby the Registrant has agreed to indemnify each such director for amounts which the director is legally obligated to pay, including judgments, settlements or fines, including certain related expenses to be advanced by the Registrant, due to any actual or alleged breach of duty, neglect, error, misstatement, misleading statement or other act or omission by a director in his capacity as a director. This indemnification excludes claims:

•	covered by the Registrant’s directors and officers liability insurance policy,

•	for which the director is otherwise indemnified or reimbursed,

•

relating to certain judgments or adjudications under which the director is liable for breaches of duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or involving knowing violations of law,

•	for actions or certain transactions from which the director derives an improper personal benefit,

•	relating to the director’s liability for accounting for profits under Section 16 of the Exchange Act,

•	in respect of remuneration, if found unlawful, and

•	as to which a final and non-appealable judgment has determined that payment to the director thereunder is unlawful.

Item 16. Exhibits.

The exhibits to this Registration Statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX

Exhibit No.	Description

1.1**	Form of Underwriting Agreement (Common Stock)

1.2**	Form of Underwriting Agreement (Debt Securities)

3.1	Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended July 2, 2000, File No. 1-6682)

3.2	Amendment to Articles of Incorporation, dated June 28, 2000 (incorporated by reference to Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-Q for the period ended July 2, 2000, File No. 1-6682)

3.3	Amendment to Articles of Incorporation, dated May 19, 2003 (incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 29, 2003, File No. 1-6682)

3.4	Amended and Restated Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3(d) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, File No. 1-6682)

3.5	Amendment to Amended and Restated Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated August 6, 2014, File No. 1-6682)

3.6	Amendment to Amended and Restated Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated October 5, 2015, File No. 1-6682)

3.7	Amendment to Amended and Restated Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated December 10, 2015, File No. 1-6682)

4.1	Indenture, dated as of July 17, 1998, by and between the Registrant and The Bank of New York Mellon Trust Company, N.A. as successor Trustee to Citibank, N.A. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated July 14, 1998, File No. 1-6682)

4.2	Indenture dated as of March 15, 2000, by and between the Registrant and The Bank of New York Mellon Trust Company, National Association as successor trustee to The Bank of Nova Scotia Trust Company of New York (incorporated by reference to Exhibit 4(b)(i) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 26, 1999)

4.3	First Supplemental Indenture, dated as of September 17, 2007, between the Registrant and The Bank of New York Mellon Trust Company, N.A. as successor Trustee to the Bank of Nova Scotia Trust Company of New York (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed September 17, 2007, File No. 1-6682)

4.4	Second Supplemental Indenture, dated as of May 13, 2009, between the Registrant and The Bank of New York Mellon Trust Company, N.A. as successor Trustee to the Bank of Nova Scotia Trust Company of New York (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed May 13, 2009, File No. 1-6682)

4.5	Third Supplemental Indenture, dated as of March 11, 2010, between the Registrant and The Bank of New York Mellon Trust Company, N.A. as successor Trustee to the Bank of Nova Scotia Trust Company of New York (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed March 11, 2010, File No. 1-6682)

Exhibit No.	Description

4.6	Fourth Supplemental Indenture, dated as of May 13, 2014, between the Registrant and The Bank of New York Mellon Trust Company, N.A. as successor Trustee to the Bank of Nova Scotia Trust Company of New York (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed May 13, 2014, File No. 1-6682)

4.7	Fifth Supplemental Indenture, dated September 13, 2017, between the Registrant and The Bank of New York Mellon Trust Company, N.A. as successor Trustee to the Bank of Nova Scotia Trust Company of New York (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed September 13, 2017, File No. 1-6682)

4.8	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.8 to the Registrant’s Registration Statement on Form S-3 filed on May 8, 2014)

4.9	Form of Senior Note (incorporated by reference to Exhibit 4.9 to the Registrant’s Registration Statement on Form S-3 filed on May 8, 2014)

4.10	Form of Subordinated Note (incorporated by reference to Exhibit 4.10 to the Registrant’s Registration Statement on Form S-3 filed on May 8, 2014)

4.11	Certificate of Designations of Series C Junior Participating Preference Stock of Hasbro, Inc. dated June 29, 1999 (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the period ended July 2, 2000, File No. 1-6682)

4.12	Certificate of Vote(s) authorizing a decrease of class or series of any class of shares (incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q for the period ended July 2, 2000, File No. 1-6682)

5.1*	Opinion of Tarrant Sibley, Esq. (Debt Securities)

5.2*	Opinion of Tarrant Sibley, Esq. (Common Stock)

5.3	Opinion of Tarrant Sibley, Esq. (Common Stock)

5.4*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (Debt Securities)

23.1	Consent of KPMG LLP, independent registered public accounting firm for the Registrant

23.2	Consent of PricewaterhouseCoopers LLP, independent auditors for Entertainment One, Ltd.

23.3*	Consent of Tarrant Sibley, Esq. (included in Exhibit 5.1)

23.4*	Consent of Tarrant Sibley, Esq. (included in Exhibit 5.2)

23.5	Consent of Tarrant Sibley, Esq. (included in Exhibit 5.3)

23.6*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.4)

24.1	Power of Attorney of John A. Frascotti (included in the signature pages to this Post-Effective Amendment No. 2 to the Registration Statement)

24.2*	Powers of Attorney of Brian D. Goldner, Deborah M. Thomas, Kenneth A. Bronfin, Michael R. Burns, Hope F. Cochran, Sir Crispin H. Davis, Lisa Gersh, Alan G. Hassenfeld, Tracy A. Leinbach, Edward M. Phillip, Richard S. Stoddart, Mary Beth West and Linda K. Zecher

25.1*	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture

25.2**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture

*	Previously filed.
**	To be filed, if necessary, by amendment or by a Current Report on Form 8-K.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pawtucket, State of Rhode Island, on November 4, 2019.

HASBRO, INC.

By:	/s/ Deborah M. Thomas
Name:	Deborah M. Thomas
Title:	Executive Vice President and Chief Financial Officer

Further, John A. Frascotti, the undersigned director of Hasbro, Inc. hereby appoints Deborah M. Thomas and Tarrant Sibley, each of them singly, his true and lawful attorney-in-fact with full power to either of them, and to each of them singly, to sign for him and in his name in the capacity indicated below the Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to the related Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, and generally to do all such things in his name and on his behalf in his capacity as director to enable Hasbro, Inc. to comply with the provisions of the Securities Act, as amended, and all requirements of the SEC, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Brian D. Goldner	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 4, 2019

/s/ Deborah M. Thomas Deborah M. Thomas	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 4, 2019

*	Director	November 4, 2019
Kenneth A. Bronfin

*	Director	November 4, 2019
Michael R. Burns

*	Director	November 4, 2019
Hope F. Cochran

*	Director	November 4, 2019
Sir Crispin H. Davis

/s/ John A. Frascotti	Director	November 4, 2019
John A. Frascotti

Signature	Title	Date

*	Director	November 4, 2019
Lisa Gersh

*	Director	November 4, 2019
Alan G. Hassenfeld

*	Director	November 4, 2019
Tracy A. Leinbach

*	Director	November 4, 2019
Edward M. Philip

*	Director	November 4, 2019
Richard S. Stoddart

*	Director	November 4, 2019
Mary Beth West

*	Director	November 4, 2019
Linda K. Zecher

*

Deborah M. Thomas by signing her name hereto, does hereby sign and execute this Post-Effective Amendment No. 2 to the Registration Statement pursuant to the Power of Attorney executed by the above-named officers and directors of the Registrant and which have been filed with the SEC on behalf of such officers and directors.